                                                                     EXHIBIT 2.1


================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                     among:

                              AVI BIOPHARMA, INC.,
                             an Oregon corporation;


                             ELK ACQUISITION, INC.,
                           a Delaware corporation; and


                                 EXEGENICS INC.,
                             a Delaware corporation

                                   ----------

                            Dated as of July 16, 2003

                                   ----------

================================================================================

                                TABLE OF CONTENTS

                                                                                           PAGE
SECTION 1.        THE OFFER.................................................................2

        1.1    Conduct of the Offer.........................................................2

        1.2    Company Actions..............................................................4

        1.3    Directors....................................................................6

        1.4    Common Top-Up Option.........................................................7

        1.5    Preferred Top-Up Option......................................................8

SECTION 2.        MERGER TRANSACTION........................................................9

        2.1    Merger of Acquisition Sub into the Company...................................9

        2.2    Effect of the Merger.........................................................9

        2.3    Closing; Effective Time......................................................9

        2.4    Certificate of Incorporation and Bylaws; Directors and Officers.............10

        2.5    Conversion of Shares........................................................10

        2.6    Surrender of Certificates; Stock Transfer Books.............................11

        2.7    Shares Subject to Appraisal Rights..........................................13

        2.8    Further Action..............................................................14

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................14

        3.1    Subsidiaries; Due Organization; Etc.........................................14

        3.2    Certificate of Incorporation and Bylaws.....................................15

        3.3    Capitalization, Etc.........................................................15

        3.4    SEC Filings; Financial Statements...........................................16

        3.5    Absence of Changes..........................................................18

        3.6    Title to Assets.............................................................19

        3.7    Loans and Advances..........................................................20

        3.8    Leasehold...................................................................20

        3.9    Intellectual Property.......................................................20

        3.10   Contracts...................................................................21

        3.11   Performance of Services.....................................................23

        3.12   Liabilities.................................................................23

        3.13   Compliance with Legal Requirements..........................................23

        3.14   Certain Business Practices..................................................23

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                           PAGE
        3.15   Governmental Authorizations.................................................23

        3.16   Tax Matters.................................................................24

        3.17   Employee and Labor Matters; Benefit Plans...................................25

        3.18   Environmental Matters.......................................................28

        3.19   Insurance...................................................................29

        3.20   Transactions with Affiliates................................................29

        3.21   Legal Proceedings; Orders...................................................30

        3.22   Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of
               Agreement...................................................................30

        3.23   Section 203 of the DGCL Not Applicable......................................31

        3.24   No Discussions..............................................................31

        3.25   Intent to Tender; Vote Required.............................................31

        3.26   Non-Contravention; Consents.................................................31

        3.27   Fairness Opinion............................................................32

        3.28   Financial Advisor...........................................................32

        3.29   Rights Agreement............................................................33

        3.30   Full Disclosure.............................................................33

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB.............33

        4.1    Valid Existence.............................................................34

        4.2    Capitalization..............................................................34

        4.3    SEC Filings; Financial Statements...........................................34

        4.4    Authority; Binding Nature of Agreement......................................34

        4.5    Non-Contravention; Consents.................................................35

        4.6    No Vote Required............................................................35

        4.7    Disclosure..................................................................35

SECTION 5.        CERTAIN COVENANTS OF THE COMPANY.........................................35

        5.1    Access and Investigation....................................................35

        5.2    Operation of the Company's Business.........................................36

        5.3    No Solicitation.............................................................39

SECTION 6.        ADDITIONAL COVENANTS OF THE PARTIES......................................41

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                           PAGE
        6.1    Stockholder Approval; Proxy Statement.......................................41

        6.2    Regulatory Approvals........................................................42

        6.3    Stock Options; Warrants.....................................................43

        6.4    Employee Matters............................................................43

        6.5    Indemnification of Executive Officers and Directors.........................43

        6.6    Additional Agreements.......................................................44

        6.7    Disclosure..................................................................44

        6.8    Letter of the Company's Accountants.........................................45

        6.9    Listing.....................................................................45

        6.10   Affiliate Agreements........................................................45

        6.11   Section 16 Matters..........................................................45

SECTION 7.        CONDITIONS PRECEDENT TO THE MERGER.......................................46

        7.1    Stockholder Approval........................................................46

        7.2    No Restraints...............................................................46

        7.3    Effectiveness of Registration Statement.....................................46

        7.4    Consummation of Offer.......................................................46

SECTION 8.        TERMINATION..............................................................46

        8.1    Termination.................................................................46

        8.2    Effect of Termination.......................................................49

        8.3    Expenses....................................................................49

SECTION 9.        MISCELLANEOUS PROVISIONS.................................................50

        9.1    Amendment...................................................................50

        9.2    Waiver......................................................................50

        9.3    No Survival of Representations and Warranties...............................50

        9.4    Entire Agreement; Counterparts..............................................50

        9.5    Applicable Law; Jurisdiction................................................50

        9.6    Disclosure Schedule.........................................................50

        9.7    Time is of the Essence......................................................51

        9.8    Assignability...............................................................51

        9.9    Notices.....................................................................51

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                           PAGE
        9.10   Cooperation.................................................................52

        9.11   Severability................................................................52

        9.12   Construction................................................................52

                                     ANNEXES

Annex I    -   Certain Definitions

Annex II   -   Conditions to the Offer


                                       1.

                                    EXHIBITS

Exhibit A  -   Form of Certificate of Incorporation of the Surviving Corporation

Exhibit B  -   Form of Affiliate Agreement



                                       2.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 16, 2003, by and among: AVI BIOPHARMA, INC., an Oregon corporation ("Parent"); ELK ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"); and EXEGENICS INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Annex I.

                                    RECITALS

         A. The boards of directors of Parent, Acquisition Sub and the Company have determined that it is in the best interests of their respective stockholders to effectuate a business combination upon the terms and subject to the conditions set forth in this Agreement.

         B. In furtherance of the contemplated business combination involving Parent, Acquisition Sub and the Company, it is proposed: (a) that Acquisition Sub make an exchange offer in which (i) each of the issued and outstanding shares of Company Common Stock (together with any associated Rights) may be exchanged for a fraction of a share of Parent Common Stock equal to the Common Exchange Ratio, upon the terms and subject to the conditions set forth in this Agreement, and (ii) each of the issued and outstanding shares of Company Preferred Stock may be exchanged for a fraction of a share of Parent Common Stock equal to the Preferred Exchange Ratio, upon the terms and subject to the conditions set forth in this Agreement (such exchange offer, as it may be amended from time to time, being referred to in this Agreement as the "Offer"); and (b) that, after acquiring shares of Company Capital Stock pursuant to the Offer, Acquisition Sub merge with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the merger of Acquisition Sub with and into the Company being referred to in this Agreement as the "Merger").

         C. The board of directors of the Company has: (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the holders of Company Common Stock and Company Preferred Stock; and (ii) unanimously resolved to recommend that the stockholders of the Company accept the Offer, tender their shares of Company Capital Stock pursuant to the Offer and (if required by applicable law in order to consummate the Merger) adopt this Agreement.

         D. In order to induce Parent and Acquisition Sub to enter into this Agreement and to consummate the transactions contemplated hereby, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are executing Stockholder Agreements in favor of Parent and Acquisition Sub (the "Stockholder Agreements").


                                       1.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

         SECTION 1. THE OFFER

                  1.1 CONDUCT OF THE OFFER.

                           (a) Parent shall use commercially reasonable efforts
to cause Acquisition Sub to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer within six business days after the date of this Agreement); provided, however, that Acquisition Sub shall not be required to commence the Offer if (i) any of the conditions set forth in clauses "(a)," "(b)," "(c)," "(i)," "(j)," "(k)," "(l)," "(m)," "(n)" or "(o)" of Annex II
shall not have been satisfied, or (ii) an event shall have occurred or a circumstance shall exist that, in the reasonable judgment of Parent, would make any of the conditions set forth in Annex II incapable of being satisfied prior to the expiration date of the Offer.

                           (b) The obligation of Acquisition Sub to accept for
exchange, and to exchange or deliver any consideration for, any shares of Company Capital Stock validly tendered (and not withdrawn) pursuant to the Offer shall be subject to (i) the condition that there shall be validly tendered (and not withdrawn) a number of shares of Company Capital Stock that, together with any shares of Company Common Stock owned by Parent or Acquisition Sub immediately prior to the acceptance for exchange of shares of Company Capital Stock pursuant to the Offer, represents more than 50% of the Adjusted Outstanding Share Number (the "Minimum Condition") and (ii) the other conditions set forth in Annex II. (The Minimum Condition and the other conditions set forth in Annex II are referred to collectively in this Agreement as the "Offer Conditions.") Acquisition Sub expressly reserves the right, in its sole discretion, to increase the Common Exchange Ratio or the Preferred Exchange Ratio and to waive or make any other changes to the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company:
(i) the Minimum Condition may not be amended or waived; and (ii) no change may be made to the Offer that (A) changes the form of consideration to be delivered pursuant to the Offer, (B) decreases the Common Exchange Ratio or the Preferred Exchange Ratio or the number of shares of Company Capital Stock sought to be purchased in the Offer, (C) imposes conditions to the Offer in addition to the Offer Conditions or modifies any Offer Condition in a manner that makes satisfaction of such Offer Condition materially more difficult, or (D) except as provided in Section 1.1(c), extends the expiration date of the Offer beyond the initial expiration date of the Offer. Subject to the terms and conditions of the Offer and this Agreement, Acquisition Sub shall accept for exchange all shares of Company Capital Stock validly tendered (and not withdrawn) pursuant to the Offer as soon as practicable after Acquisition Sub is permitted to do so under applicable Legal Requirements.

                           (c) The Offer shall initially be scheduled to expire
20 business days following the date of the commencement thereof, as calculated in accordance with Rules 14d-1(g)(3) and 14e-1(a) under the Exchange Act (the "Initial Expiration Date"); provided, however, that if (i) all of the Offer Conditions other than the Minimum Condition are satisfied as of the Initial Expiration Date, (ii) a number of shares of Company Common Stock have been validly tendered (and not withdrawn) pursuant to the Offer as of the Initial Expiration Date that


                                       2.

represents at least 35% of the sum of (y) the aggregate number of shares of Company Common Stock outstanding as of the Initial Expiration Date, plus (z) the number of shares of Company Common Stock issuable upon the exercise of outstanding in-the-money options, warrants and other rights to acquire Company Common Stock, and (iii) a number of shares of Company Preferred Stock have been validly tendered (and not withdrawn) pursuant to the Offer as of the Initial Expiration Date that represents at least 35% of the sum of the aggregate number of shares of Company Preferred Stock outstanding as of the Initial Expiration Date, then Acquisition Sub shall extend the Offer for an additional period of ten business days. Notwithstanding anything to the contrary contained in this Agreement, but subject to the parties' respective termination rights under
Section 8.1: (i) if, on any date as of which the Offer is scheduled to expire, any Offer Condition has not been satisfied or waived, Acquisition Sub may, in its discretion (and without the consent of the Company or any other Person), extend the Offer from time to time for such period of time as Acquisition Sub reasonably determines to be necessary to permit such Offer Condition to be satisfied; (ii) Acquisition Sub may, in its discretion (and without the consent of the Company or any other Person), extend the Offer from time to time for any period required by any rule or regulation of the SEC applicable to the Offer;
(iii) if on any date as of which the Offer is scheduled to expire, the Minimum Condition has been satisfied but either (A) the sum of the number of shares of Company Common Stock that have been validly tendered (and not withdrawn) pursuant to the Offer and the number of shares of Company Common Stock owned by Parent or Acquisition Sub is less than 90% of the number of shares of Company Common Stock outstanding, or (B) the sum of the number of shares of Company Preferred Stock that have been validly tendered (and not withdrawn) pursuant to the Offer and the number of shares of Company Preferred Stock owned by Parent or Acquisition Sub is less than 90% of the number of shares of Company Preferred Stock outstanding, then Acquisition Sub may, in its discretion (and without the consent of the Company or any other Person), extend the Offer for an additional period of not more than 20 business days; and (iv) Acquisition Sub may, in its discretion (and without the consent of the Company or any other Person), elect to provide for a subsequent offering period (and one or more extensions thereof) pursuant to, and in accordance with the terms of, Rule 14d-11 under the Exchange Act. No fractional shares of Parent Common Stock shall be issued in connection with the exchange of Parent Common Stock for shares of Company Capital Stock pursuant to the Offer, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) in the Offer shall, in lieu of such fraction of a share of Parent Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on The Nasdaq National Market on the Acceptance Date.

                           (d) Parent shall use commercially reasonable efforts
to prepare and file with the SEC within six business days after the date of this Agreement, a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Registration Statement"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). On the date of commencement of the Offer, Parent and Acquisition Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with

                                       3.

respect to the Offer, which will contain or incorporate by reference the Preliminary Prospectus and the form of the related letter of transmittal (such Tender Offer Statement on Schedule TO and all exhibits, amendments and supplements thereto being referred to collectively in this Agreement as the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of shares of Company Capital Stock. Parent and Acquisition Sub shall use commercially reasonable efforts to cause the Registration Statement and the Offer Documents to comply in all material respects with applicable federal securities laws and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. To the extent required by applicable federal securities laws, (i) each of Parent, Acquisition Sub and the Company shall use commercially reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the Registration Statement, the Offer Documents or the Offer, (ii) to correct promptly any information provided by it for use in the Registration Statement or the Offer Documents if such information shall have become false or misleading in any material respect, and (iii) to take all steps necessary to cause the Registration Statement and the Offer Documents, as supplemented or amended to correct such information, to be filed with the SEC and to be disseminated to the stockholders of the Company. The Company shall promptly furnish to Parent and Acquisition Sub all information concerning the Company and the stockholders of the Company that may be required or reasonably requested in connection with any action contemplated by this Section 1.1(d).

                           (e) If, between the date of this Agreement and the
date on which any particular share of Company Capital Stock is accepted for exchange and exchanged pursuant to the Offer, the issued and outstanding shares of Company Common Stock, Company Preferred Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Common Exchange Ratio or the Preferred Exchange Ratio (or, if appropriate, both the Common Exchange Ratio and the Preferred Exchange Ratio) shall be appropriately adjusted.

                  1.2 COMPANY ACTIONS.

                           (a) The Company consents to the Offer and represents
that the Company's board of directors, at a meeting duly called and held, has by the unanimous vote of all directors of the Company (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Offer and the Merger, are fair to and in the best interests of the holders of Company Common Stock and the holders of Company Preferred Stock, (ii) approved this Agreement and the transactions contemplated by this Agreement, including the Offer and the Merger, in accordance with the requirements of the DGCL, (iii) declared that this Agreement is advisable, (iv) resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Capital Stock pursuant to the Offer and (if required by applicable law in order to consummate the Merger) adopt this Agreement (the recommendation of the Company's board of directors that the stockholders of the Company accept the Offer and tender their shares of Company Capital Stock pursuant to the Offer and (if required by applicable law in order to consummate the Merger) adopt this Agreement being referred to as the "Company Board Recommendation"), and (v) to the extent necessary, adopted a resolution for the purpose and having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply


                                       4.

to the Offer, the Merger, any of the Stockholder Agreements or any of the other transactions contemplated by this Agreement or any of the Stockholder Agreements. Subject to Section 1.2(b): (1) the Company consents to the inclusion of the Company Board Recommendation in the Offer Documents; and (2) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent or Acquisition Sub, and no resolution or proposal by the board of directors of the Company or any committee thereof to withdraw the Company Board Recommendation or to modify the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub shall be adopted or announced (it being understood that the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the Company Board Recommendation is no longer unanimous).

                           (b) Notwithstanding anything to the contrary
contained in Section 1.2(a), at any time prior to the Acceptance Date, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent and Acquisition Sub if: (i) an unsolicited, bona fide written offer by a third party unaffiliated with the Company to acquire (by way of merger, tender offer or otherwise) all of the outstanding shares of Company Capital Stock or all or substantially all of the assets of the Company is made and is not withdrawn; (ii) the Company provides Parent with at least three business days' prior notice of any meeting of the Company's board of directors or any committee thereof at which the board of directors or such committee will consider or determine whether such offer is a Superior Offer; (iii) the Company's board of directors determines in good faith (based upon a written opinion of Petkevich & Partners LLC ("Petkevich") or another independent financial advisor of at least reasonably equivalent reputation) that such offer constitutes a Superior Offer;
(iv) the Company's board of directors determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that, in light of such Superior Offer, the withdrawal of the Company Board Recommendation or the modification of the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub is required in order for the Company's board of directors to comply with its fiduciary obligations to the stockholders of the Company under applicable Legal Requirements; (v) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent or Acquisition Sub at any time within three business days after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such offer is a Superior Offer; and (vi) neither the Company nor any of its Representatives shall have breached or taken any action inconsistent with any of the provisions set forth in Section 5.3.

                           (c) On the date of commencement of the Offer, the
Company shall file with the SEC and (following or contemporaneously with the dissemination of the Offer Documents) disseminate to holders of shares of Company Capital Stock a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that
(i) subject only to Section 1.2(b), shall reflect the Company Board Recommendation and (ii) shall include the opinion of Petkevich referred to in
Section 3.27. The Company shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable Legal Requirements. To the extent required by applicable federal securities laws, (1) each of Parent, Acquisition Sub and the Company shall promptly correct any information provided by it for use in the Schedule 14D-9 if such information shall have become false or misleading in any material

                                       5.

respect, and (2) the Company shall take all steps necessary to cause the
Schedule 14D-9 as supplemented or amended to correct such information to be filed with the SEC and to be disseminated to the stockholders of the Company. The Company shall (I) give Parent and its counsel reasonable opportunity to review and comment on the Schedule 14D-9 (including any amendment thereto) prior to the filing thereof with the SEC, and (II) provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

                           (d) The Company shall (i) promptly furnish Parent
with an accurate and complete list of the stockholders of the Company as of the most recent practicable date, mailing labels for such stockholders and an accurate and complete copy of the most recent available listing or computer file containing the names and addresses of all record holders of shares of Company Capital Stock and lists of securities positions of shares of Company Capital Stock held in stock depositories, and (ii) provide to Parent such additional information (including updated lists of stockholders, mailing labels for such stockholders and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer and the Merger. Except as required by applicable Legal Requirements or legal process, and except as necessary to disseminate the Offer Documents, Parent and Acquisition Sub shall hold in confidence the information contained in any such listings and files.

                  1.3 DIRECTORS.

                           (a) Effective as of the Acceptance Date, Parent shall
be entitled to designate to serve on the Company's board of directors the number of directors, rounded up to the next whole number, determined by multiplying (i) the total number of directors on the Company's board of directors (giving effect to the election of any additional directors pursuant to this Section) by (ii) a fraction having a numerator equal to the aggregate number of shares of Company Capital Stock then beneficially owned by Parent or Acquisition Sub (including all shares of Company Capital Stock accepted for exchange pursuant to the Offer) and having a denominator equal to the total number of shares of Company Capital Stock then issued and outstanding. At Parent's request on or after the Acceptance Date, the Company shall take all actions (including, to the extent necessary, obtaining resignations of incumbent directors and increasing the number of authorized directors) necessary to cause Parent's designees to be elected or appointed to the Company's board of directors. In connection with the designation by Parent of individuals to serve on the Company's board of directors, the Company shall (A) obtain and deliver to Parent the resignation of each officer of the Company and (B) with respect to each committee of the Company's board of directors, cause individuals designated by Parent to constitute the number of members thereof, rounded up to the next whole number, that represents at least the same percentage as individuals designated by Parent represent on the Company's board of directors. Notwithstanding the provisions of this Section 1.3, the Company shall use its commercially reasonable efforts to ensure that, at all times prior to the Effective Time (as defined in Section 2.3), at least two of the members of the Company's board of directors are individuals who were directors of the Company on the date of this Agreement (the "Continuing Directors"); provided, however, that (x) if at any time prior to the Effective Time there shall be only one Continuing Director serving as a director of the Company for any reason, then the Company's board of directors shall cause an individual selected by the remaining Continuing Director to be designated to serve on the Company's board of directors (and such


                                       6.

individual shall be deemed to be a Continuing Director for all purposes under this Agreement), and (y) if at any time prior to the Effective Time no Continuing Directors then remain, then the Company's board of directors shall designate two individuals to serve on the Company's board of directors who are not officers, employees or affiliates of the Company, Parent or Acquisition Sub (and such individuals shall be deemed to be Continuing Directors for all purposes under this Agreement).

                           (b) The Company's obligation to appoint Parent's
designees to the Company's board of directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) of the Exchange Act and Rule 14f-1 thereunder require in order to fulfill the Company's obligations under this Section 1.3, so long as Parent shall have provided to the Company on a timely basis the information with respect to Parent and its nominees, officers, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The provisions of this Section 1.3 are in addition to, and shall not limit, any right that Acquisition Sub, Parent or any affiliate of Acquisition Sub or Parent may have (with respect to the election of directors or otherwise) under applicable Legal Requirements as a holder or beneficial owner of shares of Company Capital Stock.

                           (c) Following the election or appointment of Parent's
designees pursuant to Section 1.3(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize any Adverse Action (as defined below). For purposes of this Section 1.3(c), "Adverse Action" shall mean any of the following actions of the Company, to the extent the action in question could reasonably be expected to affect adversely the holders of shares of Company Capital Stock (other than Parent or Acquisition
Sub): (i) any amendment or waiver by the Company of any term or condition of this Agreement; (ii) any termination of this Agreement by the Company; or (iii) any extension by the Company of the time for the performance by Parent or Acquisition Sub of any obligation or action under this Agreement. The approval by a majority of the Continuing Directors of any Adverse Action shall constitute the valid authorization of the Company's board of directors with respect to such Adverse Action, and no other action on the part of the Company or by any other director of the Company shall be required to authorize such Adverse Action.

                  1.4 COMMON TOP-UP OPTION.

                           (a) The Company grants to Parent and Acquisition Sub
an irrevocable option (the "Common Top-Up Option") to purchase, in exchange for shares of Parent Common Stock or cash and a promissory note as set forth in
Section 1.4(b), the number of shares of Company Common Stock equal to the lesser of (i) the number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by Parent or Acquisition Sub at the time of exercise of the Common Top-Up Option, constitutes 90.1% of the number of shares of Company Common Stock that would be outstanding immediately after the issuance of all shares of Company Common Stock subject to the Common Top-Up Option or (ii) the aggregate number of shares of Company Common Stock that are authorized but are not issued and outstanding at the time of exercise of the Common Top-Up Option.

                                       7.

                           (b) The Common Top-Up Option may be exercised by
Parent or Acquisition Sub, in whole or in part, at any time on or after the Acceptance Date. The number of shares of Parent Common Stock to be issued and delivered to the Company as consideration for the shares of Company Common Stock being purchased pursuant to the Common Top-Up Option shall be determined by multiplying (i) the number of shares of Company Common Stock being purchased pursuant to the Common Top-Up Option by (ii) the Common Exchange Ratio, and rounding up to the next whole share. In lieu of issuing and delivering shares of Parent Common Stock to the Company as consideration for the shares of Company Common Stock being purchased pursuant to the Common Top-Up Option, Parent may make payment for such shares by (i) making a cash payment to the Company of the aggregate par value of such shares and (ii) delivery to the Company of a promissory note having a principal amount determined by subtracting the aggregate par value of such shares from the product of (A) the number of shares of Parent Common Stock that Parent otherwise would have been required to issue and deliver to the Company in exchange for such shares of Company Common Stock and (B) the closing price of a share of Parent Common Stock on The Nasdaq National Market on the trading day immediately preceding the date on which such promissory note is executed and delivered. Any such promissory note shall bear interest at the rate of 3% per annum and shall mature on the first anniversary of the date of execution and delivery of such promissory note.

                           (c) In the event Parent or Acquisition Sub wishes to
exercise the Common Top-Up Option, Parent shall deliver to the Company a notice setting forth (i) the number of shares of Company Common Stock that Parent or Acquisition Sub intends to purchase pursuant to the Common Top-Up Option, (ii) whether Parent intends to issue shares of Parent Common Stock or to pay cash and execute and deliver a promissory note as consideration for such shares of Company Common Stock in accordance with Section 1.4(b) and (iii) a place and time for the closing of the purchase of such shares of Company Common Stock. At the closing of the purchase of such shares of Company Common Stock, Parent shall cause to be delivered to the Company the consideration required to be delivered in exchange for such shares of Company Common Stock, and the Company shall cause to be issued to Parent or Acquisition Sub a certificate representing the shares of Company Common Stock purchased pursuant to the Common Top-Up Option.

                  1.5 PREFERRED TOP-UP OPTION.

                           (a) The Company grants to Parent and Acquisition Sub
an irrevocable option (the "Preferred Top-Up Option") to purchase, in exchange for shares of Parent Common Stock or a promissory note as set forth in Section 1.5(b), the number of shares of Company Preferred Stock equal to the lesser of
(i) the number of shares of Company Preferred Stock that, when added to the number of shares of Company Preferred Stock owned by Parent or Acquisition Sub at the time of exercise of the Preferred Top-Up Option, constitutes 90.1% of the number of shares of Company Preferred Stock that would be outstanding immediately after the issuance of all shares of Company Preferred Stock subject to the Preferred Top-Up Option or (ii) the aggregate number of shares of Company Preferred Stock that are authorized but are not issued and outstanding at the time of exercise of the Preferred Top-Up Option.

                           (b) The Preferred Top-Up Option may be exercised by
Parent or Acquisition Sub, in whole or in part, at any time on or after the Acceptance Date. The number of


                                       8.

shares of Parent Common Stock to be issued and delivered to the Company as consideration for the shares of Company Preferred Stock being purchased pursuant to the Preferred Top-Up Option shall be determined by multiplying (i) the number of shares of Company Preferred Stock being purchased pursuant to the Preferred Top-Up Option by (ii) the Preferred Exchange Ratio, and rounding up to the next whole share. In lieu of issuing and delivering shares of Parent Common Stock to the Company as consideration for the shares of Company Preferred Stock being purchased pursuant to the Preferred Top-Up Option, Parent may make payment for such shares by (i) making a cash payment to the Company of the aggregate par value of such shares and (ii) delivery to the Company of a promissory note having a principal amount determined by subtracting the aggregate par value of such shares from the product of (A) the number of shares of Parent Common Stock that Parent otherwise would have been required to issue and deliver to the Company in exchange for such shares of Company Preferred Stock and (B) the closing price of a share of Parent Common Stock on The Nasdaq National Market on the trading day immediately preceding the date on which such promissory note is executed and delivered. Any such promissory note shall bear interest at the rate of 3% per annum and shall mature on the first anniversary of the date of execution and delivery of such promissory note.

                           (c) In the event Parent or Acquisition Sub wishes to
exercise the Preferred Top-Up Option, Parent shall deliver to the Company a notice setting forth (i) the number of shares of Company Preferred Stock that Parent or Acquisition Sub intends to purchase pursuant to the Preferred Top-Up Option, (ii) whether Parent intends to issue shares of Parent Common Stock or to pay cash and execute and deliver a promissory note as consideration for such shares of Company Preferred Stock in accordance with Section 1.5(b) and (iii) a place and time for the closing of the purchase of such shares of Company Preferred Stock. At the closing of the purchase of such shares of Company Preferred Stock, Parent shall cause to be delivered to the Company the consideration required to be delivered in exchange for such shares of Company Preferred Stock, and the Company shall cause to be issued to Parent or Acquisition Sub a certificate representing the shares of Company Preferred Stock purchased pursuant to the Preferred Top-Up Option.

         SECTION 2. MERGER TRANSACTION

                  2.1 MERGER OF ACQUISITION SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Acquisition Sub shall be merged with and into the Company, and the separate existence of Acquisition Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

                  2.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

                  2.3 CLOSING; EFFECTIVE TIME. The consummation of the Merger (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 7 (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at

                                       9.

the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, delivered to the Secretary of State of the State of Delaware for filing. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time").

                  2.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                           (a) the Certificate of Incorporation of the Surviving
                  Corporation shall be amended and restated as of the Effective Time to conform to Exhibit A;

                           (b) the Bylaws of the Surviving Corporation shall be
                  amended and restated as of the Effective Time to conform to the Bylaws of Acquisition Sub as in effect immediately prior to the Effective Time; and

                           (c) the directors and officers of the Surviving
                  Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Acquisition Sub immediately prior to the Effective Time.

                  2.5 CONVERSION OF SHARES.

                           (a) At the Effective Time, by virtue of the Merger
and without any further action on the part of Parent, Acquisition Sub, the Company or any stockholder of the Company:

                           (i) any shares of Company Capital Stock then held by
                  the Company or held in the Company's treasury (together with any associated Rights) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                           (ii) any shares of Company Capital Stock then held by
                  Parent, Acquisition Sub or any other wholly owned Subsidiary of Parent (together with any associated Rights) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                           (iii) except as provided in clauses "(i)" and "(ii)"
                  above and subject to Sections 2.5(b), 2.5(c), 2.5(d) and 2.7, each share of Company Common Stock then issued and outstanding (together with any associated Rights) shall be converted into the right to receive a fraction of a share of Parent Common Stock equal to the Common Exchange Ratio;

                           (iv) except as provided in clauses "(i)" and "(ii)"
                  above and subject to Sections 2.5(b), 2.5(c), 2.5(d) and 2.7, each share of Company Preferred Stock


                                       10.

                  then issued and outstanding shall be converted into the right to receive a fraction of a share of Parent Common Stock equal to the Preferred Exchange Ratio; and

                           (v) each share of the common stock, $0.01 par value
                  per share, of Acquisition Sub then issued and outstanding shall be converted into the number of shares of common stock of the Surviving Corporation determined by dividing (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time by (B) 100.

                           (b) If, between the date of this Agreement and the
Effective Time, the issued and outstanding shares of Company Common Stock, Company Preferred Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Common Exchange Ratio or the Preferred Exchange Ratio (or, if appropriate, both the Common Exchange Ratio and the Preferred Exchange Ratio) shall be appropriately adjusted.

                           (c) If any shares of Company Capital Stock issued and
outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the Company shall ensure that: (i) the shares of Parent Common Stock issuable with respect thereto will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition; and (ii) from and after the Effective Time, Parent is entitled to exercise any such repurchase option or any similar right as the Company's assignee.

                           (d) No fractional shares of Parent Common Stock shall
be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 2.6(b)), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on The Nasdaq National Market on the date on which the Merger becomes effective.

                  2.6 SURRENDER OF CERTIFICATES; STOCK TRANSFER BOOKS.

                           (a) Prior to the Effective Time, Parent shall select
a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 2, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 2.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."


                                      11.

                           (b) At the Effective Time: (a) all shares of Company
Capital Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Capital Stock that were issued and outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock (a "Company Stock Certificate") is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 2.6.

                           (c) As soon as reasonably practicable after the
Effective Time, Parent shall cause the Exchange Agent to mail to the record holders of Company Capital Stock entitled to receive Parent Common Stock pursuant to Sections 2.5(a)(iii) and (iv) (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of the Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock). Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive, in exchange for each share of Company Capital Stock previously represented by such Company Stock Certificate, a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.6(c), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the shares of Parent Common Stock with respect to each share of Company Capital Stock represented by such Company Stock Certificate (and cash in lieu of any fractional share of Parent Common Stock). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate).

                           (d) No dividends or other distributions declared or
made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 2.6 (at which time such holder shall


                                      12.

be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

                           (e) Any portion of the Exchange Fund that remains
undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holder of a Company Stock Certificate that has not theretofore surrendered its Company Stock Certificate in accordance with this
Section 2.6 shall thereafter look only to Parent as a general creditor of Parent for satisfaction of such holder's claim for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                           (f) Each of the Exchange Agent, Parent and the
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                           (g) Neither Parent nor the Surviving Corporation
shall be liable to any holder or former holder of Company Capital Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amount, that is delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement. If any Company Stock Certificate has not been surrendered by the earlier of (i) the fifth anniversary of the date on which the Merger becomes effective or (ii) the date immediately prior to the date on which any shares of Parent Common Stock (or dividends or distributions with respect thereto, or cash in lieu of a fractional share) that such Company Stock Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such shares of Parent Common Stock (or dividends or distributions with respect thereto, or cash in lieu of a fractional share) shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

                  2.7 SHARES SUBJECT TO APPRAISAL RIGHTS.

                           (a) Notwithstanding anything to the contrary
contained in this Agreement, any share of Company Capital Stock that, as of the Effective Time, is held by a holder who has preserved appraisal rights under
Section 262 of the DGCL with respect to such share shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 2.5(a)(iii) or Section 2.5(a)(iv) (or cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.5(d)), and the holder of such share shall be entitled only to such rights with respect to such share as may be granted to such holder pursuant to Section 262 of the DGCL; provided, however, that if such appraisal rights shall not be perfected or the holder of such share shall otherwise lose such holder's appraisal rights with


                                      13.

respect to such share, then, as of the later of the Effective Time or the time of the failure to perfect or the loss of such rights, such share shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate representing such share) Parent Common Stock in accordance with Section 2.5(a)(iii) or Section 2.5(a)(iv) (and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.5(d)).

                           (b) The Company shall give Parent (i) prompt notice
of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Capital Stock pursuant to
Section 262 of the DGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

                  2.8 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Acquisition Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Acquisition Sub, in the name of the Company and otherwise) to take such action.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Acquisition Sub as follows:

                  3.1 SUBSIDIARIES; DUE ORGANIZATION; ETC.

                           (a) The Company has no Subsidiaries, and the Company
does not own any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 3.1 of the Company Disclosure Schedule (except where such ownership has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability). The Company has not agreed and is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company is not liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                           (b) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

                           (c) The Company is qualified to do business as a
foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business


                                      14.

requires such qualification except where the failure to be so qualified has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability.

                  3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Company, including all amendments thereto.

                  3.3 CAPITALIZATION, ETC.

                           (a) The authorized capital stock of the Company
consists of: (i) 30,000,000 shares of Company Common Stock, of which 16,184,486 shares have been issued and are outstanding as of the date of this Agreement (and of which an additional 511,200 shares are held in the Company's treasury); and (ii) 10,000,000 shares of Company Preferred Stock, of which (A) 4,000,000 shares have been designated Series A Convertible Preferred Stock, of which 910,822 shares have been issued and are outstanding as of the date of this Agreement and (B) 30,000 shares have been designated Series B Junior Participating Preferred Stock, of which none are outstanding. Since December 31, 1995, 1,132,050 shares of Company Preferred Stock have been converted into 1,132,050 shares of Company Common Stock. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 3.3(a)(ii) of the Company Disclosure Schedule or where the existence of any of the following (y) has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability, and (z) has not given rise to and could not reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any other claim against the Company: (i) none of the outstanding shares of Company Capital Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Capital Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. The Company is not under any obligation, and is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock.

                           (b) As of the date of this Agreement: (i) 30,000
shares of Company Preferred Stock, designated as Series B Junior Participating Preferred Stock, are reserved for future issuance upon exercise of Rights; (ii) 94,000 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1992 Stock Option Plan;
(iii) 1,145,000 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1996 Stock Option Plan; (iv) 1,870,655 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 2000 Stock Option Plan; and (v) 742,500 shares of Company Common Stock are subject to issuance pursuant to exercise of Company


                                      15.

Warrants. Part 3.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule; (vii) the extent to which such Company Option is vested and exercisable as of the date of this Agreement;
(viii) the extent, if any, to which the vesting of any such Company Option shall be accelerated upon the consummation of the transactions contemplated hereby; and (ix) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. Part 3.3(b)(ii) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement, the name of the warrantholder and the date on which such Company Warrant was granted. The Company has delivered to Parent accurate and complete copies of all Company Warrants.

                           (c) Except as set forth in Parts 3.3(b)(i) and (ii)
of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, other than the Rights Agreement; or (iv) condition or circumstance (including the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby) that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                           (d) All outstanding shares of Company Capital Stock,
Company Options, Company Warrants and other securities of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts, except for any failure to so comply that (y) has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability, and (z) has not given rise to and could not reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                  3.4 SEC FILINGS; FINANCIAL STATEMENTS.

                           (a) The Company has delivered or made available to
Parent via EDGAR accurate and complete copies of (i) the Company SEC Documents and (ii) all comment letters received by the Company from the Staff of the SEC since July 1, 2001 and all responses


                                      16.

to such comment letters by or on behalf of the Company. Except as otherwise disclosed in the Company SEC Documents filed with the SEC prior to July 1, 2003, all statements, reports, schedules, forms, certifications and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis, except where the failure to be timely filed has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is eligible to register shares of Company Common Stock on Form S-2 under the Securities Act.

                           (b) The Company maintains disclosure controls and
procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for preparing the Company's filings with the SEC and other public disclosure documents. The Company has delivered or made available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

                           (c) To the best of the knowledge of the Company,
except as otherwise disclosed in the Company SEC Documents filed with the SEC prior to July 1, 2003, since July 1, 2001, each director and executive officer of the Company has filed with or otherwise furnished, supplied or delivered to the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has filed with or otherwise furnished, supplied or delivered to the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002, each such certification is true and correct, and no such certification includes any qualification or exception to any matter certified in such certification or has been modified or withdrawn. Neither the Company nor any of its officers has received any notice or other communication from any Governmental Body questioning or challenging the accuracy, completeness, form or manner of filing or submission of any such certification.

                           (d) The financial statements (including any related
notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.


                                      17.

                           (e) The Company maintains accurate books and records
reflecting its assets and liabilities and maintains proper and adequate internal accounting controls, which provide assurance that: (i) transactions are executed with the authorization of the management of the Company; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the assets of the Company; (iii) access to the assets of the Company is permitted only in accordance with the authorization of the management of the Company; (iv) the reporting of the assets of the Company is compared with their existing assets at regular intervals; and
(v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis.

                           (f) Part 3.4(f) of the Company Disclosure Schedule
sets forth an accurate and complete statement identifying (i) the aggregate dollar amount of the cash and cash equivalents held by the Company as of June 30, 2003 and (ii) by category and month, the Company's projected cash expenditures (including any cash expenditures that the Company has made or is obligated to make) for each month of the period beginning July 1, 2003 and ending November 15, 2003 (other than fees and expenses of the type identified in Section 8.3(a) of this Agreement that are to be shared equally by the Company and Parent, which need not be identified on a monthly basis) and each other cash expenditure that the Company is obligated to make after the end of such period but that is of a type that would have been required to be included in any category set forth on such statement had the Company been obligated to make such expenditure during such period (the "Projected Cash Disbursement Schedule").

                  3.5 ABSENCE OF CHANGES. Except as set forth in Part 3.5 of the Company Disclosure Schedule, since March 31, 2003:

                           (a) there has not been any Material Adverse Effect,
and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or give rise to a Material Adverse Effect;

                           (b) the Company has not (i) declared, accrued (other
than accruals in respect of dividends required on the Company Preferred Stock), set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                           (c) except as set forth in the minutes of the board
of directors of the Company or any committee of the board of directors of the Company, in each case, that have been provided to Parent prior to the date of this Agreement, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

                           (d) there has been no amendment to the certificate of
incorporation, bylaws or other charter or organizational documents of the Company (except for the filing of the Certificate of Designation for the Company's Series B Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on June 9, 2003), and the Company has not


                                      18.

effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (e) the Company has not made any capital expenditure
which, when added to all other capital expenditures made on behalf of the Company between March 31, 2003 and the date of this Agreement, exceeds $25,000 in the aggregate;

                           (f) the Company has not (i) acquired, leased or
licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                           (g) the Company has not made any pledge of any of its
assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                           (h) the Company has not incurred or guaranteed any
indebtedness for borrowed money;

                           (i) the Company has not (i) adopted, established or
entered into any Company Employee Plan or Company Employee Agreement, (ii) caused or permitted any Company Employee Plan or Company Employee Agreement to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                           (j) the Company has not changed any of its methods of
accounting or accounting practices in any material respect;

                           (k) the Company has not made any material Tax
election;

                           (l) the Company has not commenced or settled any
Legal Proceeding;

                           (m) the Company has not entered into any material
transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                           (n) the Company has not agreed or committed to take
any of the actions referred to in clauses "(b)" through "(m)" above.

                  3.6 TITLE TO ASSETS. All of the assets purportedly owned by the Company are held by the Company free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, and (iii) liens described in Part 3.6 of the Company Disclosure Schedule.


                                      19.

                  3.7 LOANS AND ADVANCES. The Company has delivered to Parent an accurate and complete copy of each Contract providing for a loan or advance made by the Company to any employee, director, consultant or independent contractor (including each loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies), other than routine travel advances made to employees in the ordinary course of business and loans and advances described in the Company SEC Documents filed with the SEC prior to July 1, 2003. Since December 31, 2002, the Company has not extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

                  3.8 LEASEHOLD. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property lease between the Company and Carter Bloodcare (f/k/a J.K. and Susie L. Wadley Research Institute and Blood Bank), dated October 1, 1991 (as amended prior to the date of this Agreement, the "Lease"), a complete and accurate copy of which, as amended, has been delivered to Parent by the Company.

                  3.9 INTELLECTUAL PROPERTY.

                           (a) Neither (1) the execution, delivery or
performance of this Agreement nor (2) the acquisition of, or the issuance and delivery of shares of Parent Common Stock in exchange for, any shares of Company Capital Stock pursuant to the Offer or the consummation of the Merger or any of the other transactions contemplated by this Agreement will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP or
(ii) a breach of any Company Contract pursuant to which any material Intellectual Property Right or Intellectual Property is licensed to the Company.

                           (b) To the best of the knowledge of the Company, no
Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP.

                           (c) The Company has never infringed (directly,
contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person except for any instance of infringement that has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability. No infringement, misappropriation or similar claim or Legal Proceeding is pending or has been threatened against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Legal Proceeding. Except as set forth in Part 3.9(c) of the Company Disclosure Schedule, the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the standard forms of Company IP Contracts that have been delivered or made available to Parent).

                                      20.

                  3.10 CONTRACTS.

                           (a) Part 3.10(a) of the Company Disclosure Schedule
identifies each Company Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract" if such Contract has created or could reasonably be expected to give rise to an Accrued Liability or a Potential Liability):

                                    (i) any Contract (A) relating to the
                           employment of, or the performance of services by, any employee or consultant, (B) pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or (C) pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $25,000 to any current or former employee or director;

                                    (ii) any Contract that, to the best of the
                           knowledge of the Company, provides for
                           indemnification of any officer, director, employee or agent;

                                    (iii) any Contract imposing any restriction
                           on the right or ability of the Company or any affiliate of the Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                                    (iv) any Contract (other than Contracts
                           evidencing Company Options) that is known to the Company (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                                    (v) any Contract incorporating or relating
                           to any guaranty, any warranty or any indemnity or similar obligation;

                                    (vi) any Contract entered into or amended by
                           the Company since July 1, 2001 (A) imposing any confidentiality obligation on the Company or (B) containing "standstill" or similar provisions;

                                    (vii) any Contract with any investment
                           banker, financial advisor or other professional advisor;

                                    (viii) any Contract requiring that the
                           Company give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement,


                                      21.

                           arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                                    (ix) any Contract that has a term of more
                           than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                                    (x) any Contract that contemplates or
                           involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $25,000 in the aggregate;

                                    (xi) any Contract that could reasonably be
                           expected to have a material effect on (A) the business, condition, cash position, liquidity, working capital, capitalization, assets, liabilities, operations, cash flow, financial performance or prospects of the Company or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement; and

                                    (xii) any other Contract, if a breach of
                           such Contract could reasonably be expected to have a Material Adverse Effect.)

The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract.

                           (b) Each Company Contract that constitutes a Material
Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                           (c) Except as set forth in Part 3.10(c) of the
Company Disclosure Schedule: (i) the Company has not violated or breached, or committed any default under, any Company Contract, except for violations, breaches and defaults that have not had and could not reasonably be expected to have a Material Adverse Effect; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect; (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and could not reasonably be expected to have a Material Adverse Effect; and (iii) since July 1, 2001, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be


                                      22.

expected to have a Material Adverse Effect.

                  3.11 PERFORMANCE OF SERVICES. Except as set forth in Part 3.11 of the Company Disclosure Schedule, no customer or other Person has asserted or threatened to assert any claim against the Company (a) under or based upon any warranty provided by or on behalf of the Company, or (b) based upon any services performed by the Company, except in the case of clauses "(a)" and "(b)" for any assertion or threatened assertion of a claim that has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability.

                  3.12 LIABILITIES. The Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Company since March 31, 2003 in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 3.12 of the Company Disclosure Schedule. The Company is not a party to and has not otherwise effected any securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC).

                  3.13 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements except where the failure to be in compliance has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability. Since July 1, 2001, the Company has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

                  3.14 CERTAIN BUSINESS PRACTICES. The Company has not, and (to the best of the knowledge of the Company) no director, officer, agent or employee of the Company has, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

                  3.15 GOVERNMENTAL AUTHORIZATIONS. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect. All such Governmental Authorizations are valid and in full force and effect. The Company is, and at all times since July 1, 2001 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect. Since July 1, 2001, the Company has not received any notice or other communication from any Governmental Body


                                      23.

regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

                  3.16 TAX MATTERS.

                           (a) To the best of the knowledge of the Company, each
of the Company Returns (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                           (b) The Unaudited Interim Balance Sheet fully accrues
all actual and contingent liabilities for Taxes with respect to all periods through March 31, 2003 in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from April 1, 2003 through the Closing Date.

                           (c) No Company Return is being examined or audited by
any Governmental Body. Except for extensions or waivers of the limitation period applicable to any of the Company Returns related to any income Tax, no extension or waiver has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                           (d) No claim or Legal Proceeding is pending or, to
the best of the knowledge of the Company, has, since July 1, 2001, been threatened against or with respect to the Company in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company is not, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. The Company has not been either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer or the Merger.

                           (e) There is no agreement, plan, arrangement or other
Contract covering any employee or independent contractor or former employee or independent contractor


                                      24.

of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision under state or foreign Tax laws). The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract that has resulted in the imposition on or incurrence by the Company, or could reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability.

                  3.17 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                           (a) Other than those benefits available under COBRA
to any former employee of the Company, no former employee of the Company is receiving or is scheduled to receive (and no spouse or other dependent of any such former employee is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company.

                           (b) The Company has provided to Parent an accurate
and complete copy of each employment agreement or severance agreement between the Company and any current or former employee of the Company that has created or could reasonably be expected to give rise to an Accrued Liability or a Potential Liability. With the exception of those current and former employees for whom the Company has provided to Parent an accurate and complete copy of an employment agreement or severance agreement between the Company and such current or former employee of the Company, the employment of each of the Company's employees is terminable by the Company at will. No Person is currently performing services on behalf of the Company as an independent contractor of the Company other than the individual who performs accounting support services for the Company. The Company has delivered or made available to Parent an accurate and complete copy of each employee manual, employee handbook, disclosure material, policy statement and other material relating to the employment of each of the current and former employees of the Company.

                           (c) The Company is not a party to or bound by, and
the Company has never been a party to or bound by, any union contract, collective bargaining agreement or similar Contract, except where previously being a party to or bound by any of the foregoing has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability.

                           (d) The Company is not, and has never been engaged,
in any unfair labor practice of any nature, except to the extent that any such practice has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability. There are no actions, suits, claims, labor disputes or grievances pending or, to the best of the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters


                                      25.

involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

                           (e) None of the current or former independent
contractors of the Company could properly be reclassified as an employee under the Code, except where such a reclassification (or the fact that such a reclassification is proper under the Code) has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability. To the best of the knowledge of the Company, there are no, and at no time has there been, any independent contractors who have provided services to the Company or any Company Affiliate for a period of six consecutive months or longer. No independent contractor of the Company is eligible to participate in any Company Employee Plan.

                           (f) Part 3.17(f) of the Company Disclosure Schedule
contains an accurate and complete list as of the date hereof of each Company Employee Plan and each Company Employee Agreement. The Company does not intend to and has not committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

                           (g) The Company has delivered or made available to
Parent: (i) correct and complete copies of all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all material written materials provided to any Company Employee relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company or any Company Affiliate; (vii) all material correspondence to or from any Governmental Body relating to any Company Employee Plan since July 1, 2001; (viii) all COBRA forms and related notices used by the Company with respect to any Company Employee Plan; (ix) all insurance policies in the possession of the Company or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.


                                      26.

                           (h) The Company and each of the Company Affiliates
have materially performed all obligations required to be performed by them under each Company Employee Plan and are not in default or violation of, and the Company does not have knowledge of any default or violation by any other party to, the terms of any Company Employee Plan. Each Company Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained or is the subject of a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no claims or Proceedings pending, or, to the best of the knowledge of the Company, threatened (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Company Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Proceedings pending or, to the best of the knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Body with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Each of the Company and the Company Affiliates have made all contributions and other payments required by and due under the terms of each Company Employee Plan.

                           (i) Neither the Company nor any Company Affiliate has
ever maintained, established, sponsored, participated in, or contributed to any:
(i) Company Pension Plan subject to Title IV of ERISA; or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Company Pension Plan in which stock of the Company or any Company Affiliate is or was held as a plan asset.

                           (j) No Company Employee Plan provides (except at no
cost to the Company or any Company Affiliate), or reflects or represents any liability of the Company or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Company or any Company Affiliate, neither the Company nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other Person that such Company Employee(s) or other Person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

                           (k) Except as set forth in Part 3.17(k) of the
Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the acquisition of, or the issuance and delivery of shares of Parent


                                      27.

Common Stock in exchange for, any shares of Company Common Stock by Acquisition Sub pursuant to the Offer or the consummation of the Merger or any of the other transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or could reasonably be expected to result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

                           (l) Except as set forth in Part 3.17(l) of the
Company Disclosure Schedule, the Company and each of the Company Affiliates: (i) is, and at all times has been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the best of the knowledge of the Company, threatened or reasonably anticipated claims or Proceedings against the Company or any Company Affiliate under any worker's compensation policy or long-term disability policy.

                           (m) To the best of the knowledge of the Company, no
stockholder of the Company nor any Company Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the business of the Company or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Company or any Company Affiliate as presently conducted nor any activity of such stockholder or Company Employees in connection with the carrying on of the business of the Company or any Company Affiliate as presently conducted will, to the best of the knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any stockholder of the Company or any Company Employee is bound.

                  3.18 ENVIRONMENTAL MATTERS. The Company (a) is in compliance in all material respects with all applicable Environmental Laws, and (b) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof, except where the failure to be in compliance has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability. The Company has not received since July 1, 2001 any notice or other communication (in writing


                                      28.

or otherwise), whether from a Governmental Body, citizens group, Employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the best of the knowledge of the Company, (i) all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (ii) none of the property leased to, controlled by or used by the Company contains any underground storage tanks, asbestos, equipment using PCBs, or underground injection wells, and (iii) none of the property leased to, controlled by or used by the Company contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of. The Company has never sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (A) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (B) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (C) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site, except with respect to each of clauses "(A)," "(B)" and "(C)," where such action has not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability.

                  3.19 INSURANCE. The Company has delivered to Parent a copy of all current material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company. Each of such insurance policies is in full force and effect. Since July 1, 2001, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy, except with respect to the directors' and officers' liability policy of the Company (for which the Company has delivered to Parent an accurate and complete copy of each such notice or other communication). Except as set forth in Part 3.19 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of the Company. With respect to each Legal Proceeding that has been filed against the Company, the Company has provided written notice of such Legal Proceeding to the appropriate insurance carrier(s), and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company of its intent to do so.

                  3.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.


                                      29.

                  3.21 LEGAL PROCEEDINGS; ORDERS.

                           (a) Except as set forth in Part 3.21 of the Company
Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal
Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; (ii) that involves any action against any director (or former director) or officer (or former officer) of the Company under Section 8A or
Section 20(b) of the Securities Act or Section 21(d) or Section 21C of the Exchange Act; (iii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Offer or the Merger or any of the other transactions contemplated by this Agreement; or (iv) with respect to which the Company may have or may incur any liability, for indemnification or otherwise. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Company has provided to Parent copies of all pleadings, correspondence and other documents relating to each Legal Proceeding listed in Part 3.21 of the Company Disclosure Schedule.

                           (b) There is no order, writ, injunction, judgment or
decree to which the Company, or any of the assets owned or used by the Company, is subject, except for those writs, injunctions, judgments and decrees that have not resulted in the imposition on or incurrence by the Company, and could not reasonably be expected to result in the imposition on or the incurrence by the Company, Parent, the Surviving Corporation or any other Subsidiary of Parent, of any Accrued Liability or Potential Liability. To the best of the knowledge of the Company, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

                  3.22 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has, by the unanimous vote of all directors of the Company, (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Offer and the Merger, are fair to and in the best interests of the holders of Company Common Stock and the holders of Company Preferred Stock, (b) approved this Agreement and the transactions contemplated by this Agreement, including the Offer and the Merger, in accordance with the requirements of the DGCL, (c) declared that this Agreement is advisable, (d) resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Capital Stock pursuant to the Offer and (if required by applicable law in order to effectuate the Merger) adopt this Agreement, and (e) to the extent necessary, adopted a resolution for the purpose and having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Offer, the Merger, any of the Stockholder Agreements or any of the other transactions contemplated by this Agreement or any of the Stockholder Agreements. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific


                                      30.

performance, injunctive relief and other equitable remedies. Prior to the execution of the Stockholder Agreements, the board of directors of the Company approved the Stockholder Agreements and the transactions contemplated thereby. No state takeover statute or similar Legal Requirement applies or purports to apply to this Agreement, the Offer, the Merger or any of the other transactions contemplated by this Agreement.

                  3.23 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date of this Agreement and at all times on or prior to the Effective Time, the board of directors of the Company has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to (i) the execution, delivery and performance of this Agreement and each of the Stockholder Agreements and (ii) the acquisition of, and the issuance and delivery of shares of Parent Common Stock in exchange for, any shares of Company Capital Stock by Acquisition Sub pursuant to the Offer, the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Stockholder Agreements.

                  3.24 NO DISCUSSIONS. Since July 1, 2001, the Company has not waived any rights of the Company under any confidentiality, "standstill," nonsolicitation or similar agreement with any Person.

                  3.25 INTENT TO TENDER; VOTE REQUIRED. The Company has been advised and believes in good faith that all of its directors and executive officers currently intend to tender all of their shares of Company Capital Stock pursuant to the Offer. If required under applicable law, the affirmative vote of the holders of a majority of the shares of Company Common Stock and Company Preferred Stock issued and outstanding on the record date for the Company Stockholders' Meeting, voting together as a single class (the "Required Company Stockholder Vote"), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement, approve the Merger or consummate any of the other transactions contemplated by this Agreement.

                  3.26 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement, nor (2) the acquisition of, or the issuance and delivery of shares of Parent Common Stock in exchange for, any shares of Company Capital Stock by Acquisition Sub pursuant to the Offer or the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                           (a) contravene, conflict with or result in a
                  violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Company, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Company;

                           (b) contravene, conflict with or result in a
                  violation of, or give any Governmental Body or other Person the right to challenge the Offer, the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment


                                      31.

                  or decree to which the Company, or any of the assets owned or used by the Company, is subject;

                           (c) contravene, conflict with or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

                           (d) contravene, conflict with or result in a
                  violation or breach of, or result in a default under, any provision of any Company Contract that constitutes a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any term of such Company Contract;

                           (e) result in the imposition or creation of any
                  Encumbrance upon or with respect to any material asset owned or used by the Company; or

                           (f) result in, or increase the likelihood of, the
                  transfer of any material asset of the Company to any Person.

Except as may be required by the Exchange Act, the DGCL or the NASD Bylaws, the Company was not, is not and will not be required to make any filing with or give any notice to, or, except as set forth in Part 3.26 of the Company Disclosure Schedule, to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the Stockholder Agreements, or (y) the acquisition of, or the issuance and delivery of shares of Parent Common Stock in exchange for, any shares of Company Capital Stock by Acquisition Sub pursuant to the Offer or (z) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Stockholder Agreements.

                  3.27 FAIRNESS OPINION. Petkevich, financial advisor to the Company, has delivered to the board of directors of the Company, its opinion, dated as of the date of this Agreement, to the effect that the aggregate consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders in the aggregate, from a financial point of view. The Company has furnished an accurate and complete copy of its written opinion to Parent.

                  3.28 FINANCIAL ADVISOR. Except for Petkevich, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Offer, the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Petkevich.


                                      32.

                  3.29 RIGHTS AGREEMENT. The Company has amended the Rights Agreement to provide that: (a) (i) neither Parent nor Acquisition Sub, nor any affiliate of Parent or Acquisition Sub, shall be deemed to be an Acquiring Person (as defined in the Rights Agreement); (ii) no Distribution Date (as defined in the Rights Agreement) or Stock Acquisition Date (as defined in the Rights Agreement) shall be deemed to occur; and (iii) the Rights will not separate from the Company Common Stock, in the case of each of clauses "(i)," "(ii)," or "(iii)," as a result of the execution, delivery or performance of this Agreement or any of the Stockholder Agreements or the acquisition of, or the issuance and delivery of shares of Parent Common Stock in exchange for, any shares of Company Capital Stock by Acquisition Sub pursuant to the Offer or the consummation of the Merger or any of the other transactions contemplated by this Agreement or by any of the Stockholder Agreements; (b) the moment in time immediately prior to the Effective Time shall be the "Final Expiration Date" (as defined in the Rights Agreement); and (c) none of the Company, Parent, Acquisition Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Rights Agreement to any holder (or former holder) of Rights as of or following the Acceptance Date or the Effective Time.

                  3.30 FULL DISCLOSURE.

                           (a) This Agreement (including the Company Disclosure
Schedule) does not, and the certificate referred to in clause "(f)(ii)" of Annex II will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                           (b) None of the information supplied or to be
supplied by or on behalf of the Company for inclusion in the Registration Statement, the Post-Effective Amendment, the Offer Documents or the Schedule 14D-9 will, at the times the Registration Statement is filed with the SEC, at the time the Post-Effective Amendment is filed with the SEC, at the time the Offer Documents are mailed to the stockholders of the Company, at the time the
Schedule 14D-9 is mailed to the stockholders of the Company or at any time between the time the Registration Statement is filed with the SEC and the Acceptance Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

         Parent and Acquisition Sub represent and warrant to the Company as follows:




                                      33.

                  4.1 VALID EXISTENCE. Parent is a corporation duly incorporated and validly existing under the laws of the State of Oregon. Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used.

                  4.2 CAPITALIZATION. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock of Parent. As of June 30, 2003, 31,177,681 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

                  4.3 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of the Parent SEC Documents. All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since January 1, 2003 have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

                  4.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Acquisition Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Acquisition Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Acquisition Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy,


                                      34.

insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  4.5 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the acquisition of, or the issuance and delivery of shares of Parent Common Stock in exchange for, any shares of Company Capital Stock by Acquisition Sub pursuant to the Offer or the consummation of the Merger will (a) contravene, conflict with or result in a violation or any breach of any provision of the articles or certificate of incorporation or bylaws of Parent or Acquisition Sub, (b) result in a material default by Parent or Acquisition Sub under any material Contract to which Parent or Acquisition Sub is a party, except for any default that will not have a material adverse effect on Parent, or (c) result in a material violation by Parent or Acquisition Sub of any Legal Requirement, order, writ, injunction, judgment or decree to which Parent or Acquisition Sub is subject, except for any violation that will not have a material adverse effect on Parent.

                  4.6 NO VOTE REQUIRED. No vote of the holders of Parent Common Stock is required to authorize the issuance of shares of Parent Common Stock in connection with the Offer or the Merger.

                  4.7 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of Parent for inclusion in the Registration Statement, the Post-Effective Amendment or the Offer Documents will, at the time the Registration Statement is filed with the SEC, at the time the Post-Effective Amendment is filed with the SEC or at the time the Offer Documents are mailed to the stockholders of the Company, as the case may be, or on the Acceptance Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         SECTION 5. CERTAIN COVENANTS OF THE COMPANY

                  5.1 ACCESS AND INVESTIGATION.

                           (a) During the period from the date of this Agreement
through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the Company's Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.


                                      35.

                           (b) Without limiting the generality of Sections
5.1(a) and 5.1(c), during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                                    (i) all material operating and financial
         reports prepared by the Company for its senior management, including
         (A) copies of the unaudited monthly balance sheets of the Company and any related unaudited monthly statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any reports prepared for the Company's senior management;

                                    (ii) any written material or communication
         sent by or on behalf of the Company to its stockholders and any written consent or other written material or communication delivered to the Company by or on behalf of any of its stockholders;

                                    (iii) any written material or communication
         sent by the Company to, or received from Foundation Growth Investments LLC or EI Acquisition Inc., or any Representative of either of them;

                                    (iv) any material notice, material document
         or other material communication sent by or on behalf of the Company to any party to any Company Contract or sent to the Company by or on behalf of any party to any Company Contract;

                                    (v) any notice, report or other document
         filed with or sent to any Governmental Body on behalf of the Company in connection with the Offer or the Merger or any of the other transactions contemplated by this Agreement; and

                                    (vi) any material notice, report or other
         document received by the Company from any Governmental Body.

                           (c) Without limiting the generality of Sections
5.1(a) and 5.1(b), the Company shall deliver to Parent two business days before any scheduled expiration date of the Offer (i) a statement (an "Excess Cash Statement") setting forth (A) the Company's calculation of its cash and cash equivalents as of such scheduled expiration date, identifying the accounts in which such cash is located and, with respect to each cash equivalent, the nature of such cash equivalent and a description of where it is located and (B) an itemization of each Accrued Liability and Potential Liability (including a reasonable description of the material facts related to each Potential Liability, the maximum dollar amount that the Company may reasonably be expected to pay or become obligated to pay in connection with such Potential Liability and the adjustments, if any, to such amount agreed to by the Company and Parent as of the date of this Agreement and set forth on such Projected Cash Disbursement Schedule) and (ii) a certificate executed by the Company's Chief Executive Officer and its Chief Financial Officer stating without qualification that such Excess Cash Statement is accurate and complete (it being understood that notwithstanding such certification, Parent will not be bound by any calculation or itemization set forth in such Excess Cash Statement for any purpose under this Agreement).

                  5.2 OPERATION OF THE COMPANY'S BUSINESS.

                           (a) During the Pre-Closing Period: (i) the Company
shall conduct its


                                      36.

business and operations (A) in the ordinary course and in accordance with past practices and, except as otherwise permitted pursuant to Section 5.2(b)(vi), in accordance with the Projected Cash Disbursement Schedule and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts; (ii) the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; (iii) the Company shall keep in full force all insurance policies of the Company in effect as of the date of this Agreement; (iv) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or threatened in writing against, relating to or involving or otherwise affecting the Company and any material development in any such Legal Proceeding; and (v) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

                           (b) During the Pre-Closing Period, the Company shall
not (without the prior written consent of Parent):

                                    (i) declare, accrue (other than accruals in
         respect of dividends required on the Company Preferred Stock), set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                                    (ii) sell, issue, grant or authorize the
         issuance or grant of (A) any capital stock or other security (other than up to 200,000 shares of Company Common Stock issued to the landlord under the Lease in full satisfaction of the Company's obligation to pay rent under the Lease), (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement);

                                    (iii) amend or waive any of its rights
         under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                                    (iv) amend or permit the adoption of any
         amendment to its certificate of incorporation or bylaws, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;


                                      37.

                                    (v) form any Subsidiary or acquire any
         equity interest or other interest in any other Entity;

                                    (vi) make any single capital expenditure or
         make any cash expenditure or payment or series of related capital expenditures or payments not specifically contemplated by the Projected Cash Disbursement Schedule in excess of $10,000 (provided, however, that Parent shall not, after taking into account the interests of the Company and Parent, unreasonably withhold its consent to any such single expenditure or payment or series of related expenditures or payments) or make capital expenditures or cash payments not specifically contemplated by the Projected Cash Disbursement Schedule in excess of $200,000 in the aggregate (provided, however, that Parent shall not, after taking into account the interests of the Company and Parent, unreasonably withhold its consent to any expenditure or payment in excess of such aggregate amount)(it being understood that, to the extent that the Company fully satisfies any liability of the Company without having to make the entire projected cash expenditure or payment attributed to such liability on the Projected Cash Disbursement Schedule, then the Company may use the balance of the amount of such projected cash expenditure or payment to satisfy any other liability of the Company, and the amount so used shall not be taken into account in determining whether the Company must seek Parent's consent pursuant to this Section 5.2(b)(vi));

                                    (vii) enter into or become bound by, or
         permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

                                    (viii) acquire, lease or license any right
         or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                                    (ix) lend money to any Person, or incur or
         guarantee any indebtedness or other liability;

                                    (x) establish, adopt or amend any employee
         benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                                    (xi) hire any employee or promote any
         employee;

                                    (xii) change any of its personnel policies
         or other business policies, or any of its methods of accounting or accounting practices in any material respect;

                                    (xiii) make any Tax election;


                                      38.

                                    (xiv) commence or settle any Legal
         Proceeding (provided, however, that Parent shall not unreasonably withhold its consent to any proposed settlement);

                                    (xv) enter into any transaction or take any
         other action outside the ordinary course of business or inconsistent with past practices (other than as expressly permitted by this Agreement); or

                                    (xvi) agree, commit or offer to take any of
         the actions described in clauses "(i)" through "(xv)" of this Section 5.2(b).

                           (c) During the Pre-Closing Period, the Company shall
(i) procure and maintain in effect six-year "tail" coverage (the "Tail Policy") for the existing directors' and officers' insurance policies for the benefit of each director and officer (and former director and officer) of the Company with whom the Company has entered into an indemnification agreement (the "Insured Persons") (or substantially similar coverage and amounts containing material terms no less advantageous to such Insured Persons) with respect to each such Insured Person's acts and omissions as a director or officer of the Company occurring prior to the Effective Time and (ii) to the extent the Company has or acquires knowledge that the Company has any obligation to any such Insured Person to maintain in effect for the benefit of such Insured Person any policy of directors' and officers' liability insurance other than the Tail Policy, use commercially reasonable efforts to ensure that such obligation is promptly terminated.

                           (d) During the Pre-Closing Period, the Company shall
promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Annex II impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of (1) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company and (2) all documents, materials and correspondence relating to any pending or threatened Legal Proceeding. No notification given to Parent pursuant to this Section 5.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                  5.3 NO SOLICITATION.

                           (a) The Company shall not directly or indirectly, and
shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition


                                      39.

Proposal (including by amending, or granting any waiver under, the Rights Agreement), (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the Acceptance Date, this Section 5.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company to, or entering into discussions with, any Person in response to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of the Company shall have breached or taken any action inconsistent with any of the provisions set forth in this
Section 5.3, (2) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and containing comprehensive "standstill" provisions, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence by any Representative of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 5.3 by the Company.

                           (b) The Company shall promptly (and in no event later
than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Company (including, except as otherwise expressly prohibited by the terms of any confidentiality agreement to which the Company is a party that is in effect as of the date of this Agreement, the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person prior to the Acceptance Date. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

                           (c) The Company shall, upon execution of this
Agreement, immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal (it being understood that the Company may, in response to a


                                      40.

communication from another Person, inform such Person that this Section 5.3(c) requires that the Company cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal).

                           (d) The Company agrees not to release or permit the
release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which the Company is a party or under which the Company has any rights, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, on or after December 1, 2002, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of the Company, and the Company shall use commercially reasonable efforts to cause the return of such confidential information.

         SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES

                  6.1 STOCKHOLDER APPROVAL; PROXY STATEMENT.

                           (a) As promptly as practicable following the
Acceptance Date (and following the expiration of any subsequent offering period), if the adoption of this Agreement by the Company's stockholders is required by applicable law in order to consummate the Merger, the Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Capital Stock to vote on the adoption of this Agreement (the "Company Stockholders' Meeting"). The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

                           (b) As promptly as practicable following the
Acceptance Date (and following the expiration of any subsequent offering period), if the adoption of this Agreement by the Company's stockholders is required by applicable law in order to consummate the Merger, (i) the Company shall prepare and file with the SEC the Proxy Statement and (ii) Parent shall prepare and file with the SEC the Post-Effective Amendment. Each of Parent and the Company shall use commercially reasonable efforts to cause the Post-Effective Amendment and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendment or supplement to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall give Parent an opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not transmit any such


                                      41.

material to which Parent reasonably objects. If at any time prior to the Company Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare such an amendment or supplement and after obtaining the consent of Parent to such amendment or supplement, shall promptly transmit such amendment or supplement to the Company's stockholders. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Post-Effective Amendment or the Proxy Statement, then the Company shall promptly inform Parent thereof and shall, with respect to the Post-Effective Amendment, cooperate with Parent in filing such amendment or supplement with the SEC and transmitting such supplement or amendment to the Company's stockholders and, with respect to the Proxy Statement, prepare such an amendment or supplement and after obtaining the consent of Parent to such amendment or supplement, promptly transmit such amendment or supplement to the Company's stockholders.

                           (c) Prior to the Effective Time, Parent shall use
commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Capital Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

                           (d) Parent agrees to cause all shares of Company
Capital Stock owned by Parent or any subsidiary of Parent to be voted in favor of the adoption of this Agreement at the Company Stockholders' Meeting.

                           (e) Notwithstanding anything to the contrary
contained in this Agreement, if Acquisition Sub and Parent together shall own (by virtue of the Offer or otherwise) at least 90% of the issued and outstanding shares of each class of Company Capital Stock, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable without a stockholders' meeting in accordance with Section 253 of the DGCL.

                  6.2 REGULATORY APPROVALS. Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Offer, the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Offer, the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Offer, the Merger or any of the other transactions contemplated by this Agreement. Except as


                                      42.

may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to any foreign, federal or state antitrust or fair trade law, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. At the request of Parent, the Company shall agree to divest, sell, license, dispose of, hold separate or otherwise take or commit to take any action that limits the ability of the Company to operate or retain any of the businesses, product lines or assets of the Company, provided that any such action is conditioned upon the consummation of the Offer.

                  6.3 STOCK OPTIONS; WARRANTS.

                           (a) Parent and the Company acknowledge that Parent
shall not assume any Company Option in connection with the Offer or the Merger.

                           (b) At the Effective Time, each Company Warrant that
is outstanding shall be assumed by Parent to the extent required by the terms (as in effect on the date of this Agreement) of the instrument by which such Company Warrant is evidenced. The Company shall take all action that may be necessary to ensure that all rights with respect to Company Common Stock under outstanding Company Warrants shall thereupon be converted into rights with respect to Parent Common Stock in the manner specified in such Company Warrants, and that the holders of such Company Warrants shall have no continuing rights against the Surviving Corporation.

                  6.4 EMPLOYEE MATTERS.

                           (a) The Company shall terminate the employment of
each employee of the Company, such termination to be effective as of immediately following the Acceptance Date. The parties acknowledge that nothing in this Agreement shall be construed to create a right in any employee of the Company who continues employment with Parent or the Surviving Corporation after the Effective Time (a "Continuing Employee") to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent, and the employment of any Continuing Employee shall be "at will."

                           (b) At Parent's request, the Company agrees to take
(or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the acceptance for exchange of shares of Company Capital Stock pursuant to the Offer or the Effective Time, any employee benefit plan sponsored by the Company (or in which the Company participates) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

                  6.5 INDEMNIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS. Subject to any limitations imposed by the Sarbanes-Oxley Act of 2002, all rights to indemnification existing in


                                      43.

favor of those Persons who are directors and executive officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, as provided in the Company's bylaws and certificate of incorporation (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) listed in Part 6.5 of the Company Disclosure Schedule, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of five years from the Effective Time.

                  6.6 ADDITIONAL AGREEMENTS.

                           (a) Subject to Section 6.6(b), Parent and the Company
shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 6.6(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Offer and the Merger and the other transactions contemplated by this Agreement, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Offer and the Merger or any of the other transactions contemplated by this Agreement, and
(iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Offer, the Merger or any of the other transactions contemplated by this Agreement. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

                           (b) Notwithstanding anything to the contrary
contained in this Agreement, Parent shall not have any obligation under this
Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause the Company to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any Intellectual Property or Intellectual Property Right, or to commit to cause the Company to license or otherwise make available to any Person any Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause the Company to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of the Company; or (vi) to contest any Legal Proceeding relating to the Offer, the Merger or any of the other transactions contemplated by this Agreement if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

                  6.7 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Offer, the Merger or any of the other transactions contemplated by this Agreement unless Parent or the Company, as the case may be, shall have been advised by its outside legal counsel that such


                                      44.

consultation is prohibited by applicable law. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any Representative of the Company to, make any disclosure to employees of the Company, to the public or otherwise regarding the Offer, the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised by its outside legal counsel that such disclosure is required by applicable law. Notwithstanding anything in this Agreement or in the Confidentiality Agreement to the contrary, any party to this Agreement (and any employee, representative, shareholder or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that for this purpose,
(i) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Parent and the Company acknowledge and agree that (A) the tax treatment and tax structure of any transaction contemplated by this Agreement does not include the name of any party to such transaction or any sensitive business information (including, specific information about any party's intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of such transaction, and (B) notwithstanding anything to the contrary herein, this Agreement contains no restrictions on the ability of either Parent or the Company to consult with any (or multiple) legal or tax advisors for legal or tax advice regarding the tax treatment or tax structure of any transaction contemplated by this Agreement, or to disclose the tax treatment or tax structure of any transaction contemplated by this Agreement to federal and state taxing authorities.

                  6.8 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use commercially reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, dated no more than two business days before the date on which the Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  6.9 LISTING. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Offer and in the Merger to be approved for listing (subject to notice of issuance) on The Nasdaq National Market.

                  6.10 AFFILIATE AGREEMENTS. The Company shall use commercially reasonable efforts to cause each of its directors and officers to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit B.

                  6.11 SECTION 16 MATTERS. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Capital Stock and Company Options in connection with the Merger by each director and officer of the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. If the Company delivers the Section 16 Information (as defined below) to Parent at least 30


                                      45.

days prior to the Effective Time, then, prior to the Effective Time, Parent shall take such reasonable steps as are required to cause the acquisition of Parent Common Stock and options to purchase shares of Parent Common Stock in connection with the Merger by each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 6.11, "Section 16 Information" shall mean the following information for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Capital Stock held by such individual and expected to be exchanged for shares of Parent Common Stock in the Merger; and (b) the number of Company Options held by such individual and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger.

         SECTION 7. CONDITIONS PRECEDENT TO THE MERGER

            The obligations of the parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                  7.1 STOCKHOLDER APPROVAL. If required by applicable law in order to consummate the Merger, this Agreement shall have been duly adopted by the Required Company Stockholder Vote.

                  7.2 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

                  7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement and the Post-Effective Amendment shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Registration Statement or the Post-Effective Amendment.

                  7.4 CONSUMMATION OF OFFER. Acquisition Sub shall have accepted for exchange all shares of Company Capital Stock validly tendered (and not withdrawn) pursuant to the Offer, and shall have issued and delivered all shares of Parent Common Stock required to be delivered in exchange for such shares of Company Common Stock.

         SECTION 8. TERMINATION

                  8.1 TERMINATION. This Agreement may be terminated:

                           (a) by mutual written consent of Parent and the
Company at any time prior to the Effective Time;


                                      46.

                           (b) by either Parent or the Company at any time prior
to the Effective Time if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of (i) permanently restraining, enjoining or otherwise prohibiting the acquisition or acceptance for exchange of, or the issuance and delivery of shares of Parent Common Stock in exchange for, any shares of Company Capital Stock pursuant to the Offer or the consummation of the Merger or (ii) making the acquisition of, or delivery of consideration for, any shares of Company Capital Stock pursuant to Offer or the consummation of the Merger illegal;

                           (c) by either Parent or the Company at any time prior
to the Acceptance Date if the Offer shall have expired without the acceptance for exchange of shares of Company Capital Stock; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure to accept shares of Company Capital Stock for exchange pursuant to the Offer is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party on or prior to the Acceptance Date;

                           (d) by either Parent or the Company at any time prior
to the Acceptance Date if the acceptance of shares of Company Capital Stock for exchange pursuant to the Offer shall not have occurred on or prior to the close of business on November 15, 2003; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure of the acceptance for exchange of shares of Company Capital Stock pursuant to the Offer by the close of business on November 15, 2003 is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party on or prior to the Acceptance Date;

                           (e) by Parent at any time prior to the Acceptance
Date if a Triggering Event shall have occurred;

                           (f) by Parent at any time prior to the Acceptance
Date if: (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in either case such that the condition set forth in clause "(a)" of Annex II would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, (A) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded); or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in clause "(b)" of Annex II would not be satisfied;

                           (g) by the Company at any time prior to the
Acceptance Date if: (i) Parent's representations and warranties contained in this Agreement shall be materially inaccurate as of the date of this Agreement, or shall have become materially inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date); or (ii) Parent


                                      47.

shall not have complied in all material respects with Parent's covenants contained in this Agreement;

                           (h) by Parent if since the date of this Agreement
(but on or prior to the Acceptance Date): (i) a Material Adverse Effect shall have occurred; or (ii) any event shall have occurred or circumstance shall have arisen that, in combination with any other events or circumstances, could reasonably be expected to have or give rise to a Material Adverse Effect;

                           (i) by the Company at any time prior to the
Acceptance Date, in order to accept a Superior Offer and enter into the Specified Agreement (as defined below) relating to such Superior Offer, if (i) neither the Company nor any Representative of the Company shall have breached or taken any action inconsistent with any of the provisions set forth in Section 5.3, (ii) the board of directors of the Company, after satisfying all of the requirements set forth in Section 1.2(b) and otherwise causing the Company to comply in all material respects with the provisions of this Agreement, shall have authorized the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (the "Specified Agreement"), (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Agreement as an attachment) containing the Company's representation that the Specified Agreement has been duly executed and delivered to the Company by the other party thereto, that the board of directors of the Company has authorized the execution and delivery of the Specified Agreement on behalf of the Company and that the Company will enter into the Specified Agreement immediately upon termination of this Agreement pursuant to this Section 8.1(i),
(iv) a period of at least five business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its Representatives reasonably available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment of the Offer or a possible alternative transaction and (v) any proposal by Parent to amend the Offer or enter into an alternative transaction shall have been considered by the board of directors of the Company in good faith, and the Company's board of directors shall have determined in good faith (after having taken into account the advice of the Company's outside legal counsel and the advice of Petkevich or another independent financial advisor of at least reasonably equivalent reputation) that the terms of the proposed amended Offer (or other alternative transaction) are not as favorable to the Company's stockholders, from a financial point of view, as the transaction contemplated by the Specified Agreement; or

                           (j) by Parent if (i) the holders of a majority of the
issued and outstanding shares of Company Capital Stock (other than Parent) have taken action by written consent to elect any individual to serve as a member of the Company's board of directors in accordance with the DGCL or any other applicable Legal Requirement or (ii) two or more of the individuals who currently serve on the Company's board of directors as of the date of this Agreement no longer serve on the Company's board of directors for any reason (other than as a result of the operation of Section 1.3(a)).


                                      48.

                  8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the termination of this Agreement shall not relieve any party from any liability for any knowing or willful breach of any representation or warranty or any breach of any covenant, obligation or other provision contained in this Agreement (it being understood that in the event of the termination of this Agreement as provided in
Section 8.1, in no event shall the Company have any liability to Parent for any breach of any covenant contained in this Agreement to the extent such breach occurs after the Acceptance Date during the period of time in which a majority of the individuals then serving as members of the board of directors of the Company were designated by Parent to serve as directors pursuant to Section 1.3) and (iii) no termination of this Agreement shall in any way affect any of the parties' rights or obligations with respect to any shares of Company Capital Stock accepted for exchange pursuant to the Offer prior to such termination.

                  8.3 EXPENSES.

                           (a) Except as set forth in this Section 8.3, all fees
and expenses incurred in connection with this Agreement and the Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not any shares of Company Capital Stock are purchased pursuant to the Offer and whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Registration Statement, the Offer Documents and the Proxy Statement and any amendments or supplements thereto.

                           (b) If (A) this Agreement is terminated by the
Company pursuant to Section 8.1 or by Parent pursuant to Section 8.1(e) and (B) within 180 days after the date of termination of this Agreement, (1) a Superior Transaction is consummated, (2) the Company enters into an agreement contemplating a Superior Transaction or (3) an offer or proposal contemplating a Superior Transaction shall have been disclosed, announced, commenced, submitted or made, then the Company shall make a nonrefundable cash payment to Parent, contemporaneously with the consummation of a Superior Transaction, in an amount equal to the lesser of (y) $500,000 or (z) a dollar amount equal to 40% of the amount by which the aggregate value of such Superior Transaction exceeds the aggregate value of the shares of Parent Common Stock that would otherwise have been issued by Parent in connection with the Offer and the Merger.

                           (c) If Parent or the Company fails to pay when due
any amount payable under this Section 8.3, then (i) such party shall reimburse the other party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by such other party of its rights under this Section 8.3, and
(ii) such party shall pay to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to such other party in full) at a rate per annum three percentage points over the "prime rate" (as announced by Bank of America


                                      49.

or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

         SECTION 9. MISCELLANEOUS PROVISIONS

                  9.1 AMENDMENT. Subject to Section 1.3, this Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  9.2 WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

                  9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

                  9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the States of Delaware; (b) if any such action is properly commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the same state; and (c) each of the parties irrevocably waives the right to trial by jury.

                  9.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 3, 5 and 6, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation, warranty or covenant set


                                      50.

forth in the corresponding numbered or lettered section in Section 3, 5 or 6, and shall not be deemed to relate to or to qualify any other representation, warranty or covenant. For purposes of this Agreement, each statement or other item of information included in the Company Disclosure Schedule shall be deemed to be a representation and warranty of the Company contained in this Agreement.

                  9.7 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

                  9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent or Acquisition Sub:

                        AVI BioPharma, Inc.
                        One SW Columbia Street
                        Suite 1105
                        Portland, OR 97258
                        Attention:  Denis R. Burger, Chief Executive Officer
                        Facsimile:  (503) 227-0751

                  With a copy to:

                        Cooley Godward LLP
                        380 Interlocken Crescent, Suite 900
                        Broomfield, CO 80021-8023
                        Attention:  Francis Wheeler
                        Facsimile:  (720) 566-4099


                                      51.

                  if to the Company:

                        eXegenics Inc.
                        2110 Research Row
                        Dallas, TX 75235
                        Attention:  Ronald L. Goode, President and CEO
                        Facsimile:  (214) 350-9514

                  With a copy to:

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center
                        666 Third Avenue
                        New York, NY 10017
                        Attention:  Joel I. Papernik
                        Facsimile:  (212) 983-3115

                  9.10 COOPERATION. The parties agree to cooperate fully with one another and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

                  9.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  9.12 CONSTRUCTION.

                           (a) For purposes of this Agreement, whenever the
context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                           (b) The parties hereto agree that any rule of
construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                           (c) As used in this Agreement, the words "include"
and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


                                      52.

                           (d) Except as otherwise indicated, all references in
this Agreement to "Sections," "Exhibits" and "Annexes" are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.

                           (e) The bold-faced headings contained in this
Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.




                                      53.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                               AVI BIOPHARMA, INC.

                               By:
                                  ----------------------------------------

                               ELK ACQUISITION, INC.

                               By:
                                  ----------------------------------------

                               EXEGENICS INC.

                               By:
                                  ----------------------------------------




                                      54.

                                     ANNEX I

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Annex I and Annex II):

         ACCEPTANCE DATE. "Acceptance Date" shall mean the first date on which Acquisition Sub accepts any shares of Company Capital Stock for exchange pursuant to the Offer.

         ACCRUED LIABILITY. "Accrued Liability" shall mean any obligation or other liability of the Company of a type that could reasonably be expected to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles as of the date of such balance sheet.

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

                  (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (i) in which the Company or a subsidiary of the Company is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the issued and outstanding securities of any class of voting securities of the Company, or (iii) in which the Company issues securities representing more than 15% of the issued and outstanding securities of any class of voting securities of the Company;

                  (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the net revenues, net income or assets of the Company; or

                  (c) any liquidation or dissolution of the Company.

         ADJUSTED OUTSTANDING SHARE NUMBER. "Adjusted Outstanding Share Number" shall mean the sum of: (a) the aggregate number of shares of Company Capital Stock issued and outstanding immediately prior to the acceptance of shares of Company Capital Stock for exchange pursuant to the Offer, plus (b) at the election of Parent, an additional number of shares up to but not exceeding the aggregate number of shares of Company Capital Stock issuable upon the exercise of outstanding in-the-money options, warrants and other rights to acquire capital stock of the Company.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Annex I is attached, as it may be amended from time to time.


                                       1.

         COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMMON EXCHANGE RATIO. "Common Exchange Ratio" shall mean a fraction of a share of Parent Common Stock (subject to adjustment pursuant to Sections 1.1(e) and 2.5(b) of the Agreement) equal to 0.103.

         COMPANY AFFILIATE. "Company Affiliate" shall mean any Person under common control with the Company within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, and the regulations issued thereunder.

         COMPANY CAPITAL STOCK. "Company Capital Stock" shall mean the Company Common Stock and the Company Preferred Stock.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the Chief Executive Officer and the Chief Financial Officer of the Company.

         COMPANY EMPLOYEE. "Company Employee" shall mean any current or former employee, independent contractor or director of the Company or any Company Affiliate.

         COMPANY EMPLOYEE AGREEMENT. "Company Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable "at will" without any obligation on the part of the Company or any Company Affiliate to make any payment or provide any benefit in connection with such termination.

         COMPANY EMPLOYEE PLAN. "Company Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related award, fringe benefit or other employee benefit or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been


                                       2.

maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

         COMPANY IP. "Company IP" shall mean all Intellectual Property Rights and Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

         COMPANY IP CONTRACT. "Company IP Contract" shall mean any Contract to which the Company is or was a party or by which the Company is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for the Company.

         COMPANY PENSION PLAN. "Company Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

         COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Preferred Stock, $0.01 par value per share, of the Company.

         COMPANY OPTIONS. "Company Options" shall mean options to purchase shares of Company Capital Stock (whether granted by the Company pursuant to the Company's stock option plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

         COMPANY RETURNS. "Company Returns" shall mean each of the Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date.

         COMPANY SEC DOCUMENTS. "Company SEC Documents" shall mean all registration statements, proxy statements and other statements, reports, schedules, forms and other documents (including all certifications and statements required by (a) Rule 13a-14 or Rule 15d-14 under the Exchange Act or
(b) Section 906 of the Sarbanes-Oxley Act of 2002 with respect to any document referred to above) filed by the Company with, or furnished by the Company to, the SEC since July 1, 2001, and all amendments thereto.

         COMPANY WARRANT. "Company Warrant" shall mean a warrant to purchase shares of Company Capital Stock.

         CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of June 20, 2003 between Parent and the Company.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license,


                                       3.

sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DGCL. "DGCL" shall mean the Delaware General Corporation Law.

         DOL. "DOL" shall mean the United States Department of Labor.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         EXCESS CASH AMOUNT. "Excess Cash Amount" shall mean, as of any given date, the amount by which (a) the aggregate dollar amount of all cash and cash equivalents (excluding any restricted cash of the Company and excluding the aggregate dollar amount of all amounts paid to the Company after the date of this Agreement in connection with the exercise of any outstanding options or warrants to purchase Company Capital Stock) exceeds (b) the sum of (i) the aggregate dollar amount of all Accrued Liabilities plus (ii) the maximum aggregate dollar amount of all Potential Liabilities (as adjusted to account for any decreases in such amount agreed to by the Company and Parent as of the date of this Agreement and set forth on the Projected Cash Disbursement Schedule).

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FMLA. "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.


                                       4.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

         HIPAA. "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

         INTELLECTUAL PROPERTY. "Intellectual Property" shall mean algorithms, apparatus, assay components, biological materials, cell lines, clinical data, chemical compositions or structures, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, techniques, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

         INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of The Nasdaq National Market).


                                       5.

         MATERIAL ADVERSE EFFECT. "Material Adverse Effect" means any effect, change, development, event or circumstance that (considered together with all other effects, changes, developments, events or circumstances) is or could reasonably be expected to be materially adverse to, or has or could reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), cash position, liquidity, working capital, capitalization, assets (tangible or intangible), liabilities (fixed, contingent or otherwise), operations, cash flow, financial performance or prospects of the Company, (b) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (c) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided, however, that that certain Legal Proceeding captioned M&B Weiss Family Limited Partnership of 1996 vs. Joseph M. Davie, et al., Civil Action No. 20303-NC, in the Court of Chancery of the State of Delaware shall not constitute in and of itself a Material Adverse Effect, except to the extent there shall have been a material adverse development in such Legal Proceeding or any material adverse expansion in the claims or causes of action included in such Legal Proceeding.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         PARENT COMMON STOCK. "Parent Common Stock" shall mean the common stock, par value $0.0001 per share, of Parent.

         PARENT SEC DOCUMENTS. "Parent SEC Documents" shall mean each report, registration statement and definitive proxy statement filed by Parent with the SEC between January 1, 2003 and the date of the Agreement.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         POST-EFFECTIVE AMENDMENT. "Post-Effective Amendment" shall mean a post-effective amendment to the Registration Statement for the offer and sale of shares of Parent Common Stock in connection with the Merger and in which the Proxy Statement shall be included as a prospectus.

         POTENTIAL LIABILITY. "Potential Liability" means any obligation or other liability of the Company (whether due or to become due) of any nature that is not an Accrued Liability, including (i) any such obligation or other liability that is undetermined in dollar amount or that is unliquidated, unmatured or contingent in nature and (ii) any such obligation or other liability that exists or may arise in connection with any of the matters reflected in the Projected Cash Disbursement Schedule or in connection with any Company Contract or (iii) any such obligation or other liability that exists or may arise in connection with any claim, Legal Proceeding (other than that certain Legal Proceeding captioned M&B Weiss Family Limited Partnership of 1996 vs. Joseph M. Davie, et al., Civil Action No. 20303-NC, in the Court of Chancery of the State of Delaware, except to the extent there shall have been a material adverse development in such Legal Proceeding or any material adverse expansion in the claims or causes of action included in


                                       6.

such Legal Proceeding) or other event or circumstance that could give rise to an Accrued Liability or a liability of the type described in clause "(i)" or clause "(ii)" of this sentence.

         PREFERRED EXCHANGE RATIO. "Preferred Exchange Ratio" shall mean the fraction of a share of Parent Common Stock (subject to adjustment pursuant to Sections 1.1(e) and 2.5(b) of the Agreement) determined by multiplying the Common Exchange Ratio by 1.5.

         PROXY STATEMENT. "Proxy Statement" shall mean the proxy or information statement of the Company to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         RIGHTS. "Rights" shall mean rights issued to holders of Company Common Stock pursuant to the Rights Agreement.

         RIGHTS AGREEMENT. "Rights Agreement" shall mean the Stockholder Rights Agreement, dated as of June 9, 2003, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUBSIDIARY. An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

         SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party unaffiliated with the Company to acquire (by way of merger, tender offer or otherwise) of all of the outstanding shares of Company Capital Stock or all or substantially all of the assets of the Company, in any such case, on terms that the board of directors of the Company determines, in its reasonable judgment, based upon a written opinion of Petkevich or another independent financial advisor of at least reasonably equivalent reputation, to be more favorable to the Company's stockholders than the terms of the Offer or the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

         SUPERIOR TRANSACTION. "Superior Transaction" shall mean an acquisition (by way of merger, tender offer or otherwise) of at least 85% of the issued and outstanding shares of Company Capital Stock or all or substantially all of the assets of the Company in which the aggregate value of such acquisition exceeds the aggregate value of the shares of Parent Common Stock that would otherwise have been issued by Parent in connection with the Offer and the


                                       7.

Merger. For purposes of this definition and Section 8.3(b): (a) the aggregate value of any Superior Transaction shall be determined by multiplying (i) the consideration paid (including the value of any consideration payable upon the exercise of outstanding options or warrants to acquire Company Capital Stock and the value of any contingent or deferred consideration that may become payable in connection with such acquisition) to the Company and its securityholders in connection with such acquisition by (ii) a fraction, the numerator of which is 100% and the denominator of which is (A) with respect to any acquisition of the issued and outstanding shares of Company Capital Stock, the percentage of the issued and outstanding shares of Company Capital Stock so acquired and (B) with respect to any acquisition of assets of the Company, the percentage of the book value of the assets so acquired; (b) the aggregate value of any security to be paid as consideration in any such Superior Transaction shall be determined by multiplying the total number of shares or other units of such security to be issued in connection with such Superior Transaction by the average of the closing prices of such security reported on the principal market on which such security is traded for the 30 consecutive trading days ending two trading days prior to the consummation of such Superior Transaction (it being understood that if such security is not publicly traded, then the aggregate value of any such security shall be determined by multiplying the total number of shares or other units of such security to be issued in connection with such Superior Transaction by the fair market value of a share or unit of such security on the date of consummation of such Superior Transaction); and (c) the aggregate value of the shares of Parent Common Stock that would have otherwise been issued in connection with the Offer and the Merger shall be equal to $10,757,000.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to unanimously recommend that the Company's stockholders accept the Offer, tender their shares of Company Capital Stock pursuant to the Offer and (if required by applicable law in order to consummate the Merger) vote to adopt the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Offer Documents the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Offer and the Merger are fair to and in the best interests of the holders of Company Common Stock and the holders of Company Preferred Stock; (c) the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Offer and the Merger are fair to


                                       8.

and in the best interests of the holders of Company Common Stock and the holders of Company Preferred Stock, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal;
(f) a tender or exchange offer relating to securities of the Company shall have been commenced by any Person other than Acquisition Sub, and (i) the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer or (ii) the Company withdraws or modifies its recommendation that such tender or exchange offer be rejected; (g) an Acquisition Proposal is publicly announced, and the Company (i) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (ii) otherwise fails to actively oppose such Acquisition Proposal; or (h) the Company or any Representative of the Company shall have breached or taken any action inconsistent with any of the provisions set forth in Section 5.3.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall mean the unaudited balance sheet of the Company as of March 31, 2003, included in the Company's Report on Form 10-Q for the fiscal quarter ended March 31, 2003, as filed with the SEC on May 13, 2003.



                                       9.

                                    ANNEX II
                             CONDITIONS OF THE OFFER

         Notwithstanding any other provision of the Offer or the Agreement, Acquisition Sub shall not be required to accept for exchange or deliver any consideration in exchange for, and may delay the acceptance for exchange or the delivery of consideration in exchange for, any tendered shares of Company Capital Stock, and may terminate the Offer on any scheduled expiration date and not accept for exchange any tendered shares of Company Capital Stock, if (i) the Minimum Condition shall not have been satisfied by 12:00 midnight, Eastern Time, on the expiration date of the Offer, or (ii) any of the following additional conditions shall not have been satisfied:

                  (a) the representations and warranties of the Company contained in the Agreement shall have been accurate in all material respects as of the date of the Agreement and shall be accurate in all material respects as of the expiration date of the Offer (as it may have been extended) as if made on and as of such expiration date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded);

                  (b) each covenant or obligation that the Company is required to comply with or to perform on or prior to the Acceptance Date shall have been complied with and performed in all material respects;

                  (c) since the date of the Agreement, there shall not have been any Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or give rise to a Material Adverse Effect;

                  (d) all material Consents required to be obtained in connection with the Offer, the Merger or the other transactions contemplated by the Agreement (including the Consents, if any, identified in Part 3.26 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect;

                  (e) the Excess Cash Amount as of the expiration date of the Offer (as it may have been extended) shall be at least $9,000,000;

                  (f) Parent and the Company shall have received each of the following agreements and documents, each of which shall be in full force and effect: (i) Affiliate Agreements in the form of Exhibit B, executed by each of the directors and officers of the Company; and (ii) a certificate executed by the Company's Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in clauses "(a)," "(b)," "(c)," "(d)" and "(e)" of this Annex II have been duly satisfied;

                  (g) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no


                                       1.

         proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Registration Statement;

                  (h) Parent shall have received a letter addressed to Parent from Ernst & Young LLP, dated as of a date reasonably acceptable to Parent and reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 6.8 of the Agreement, and such update letter shall not have been withdrawn or modified;

                  (i) no temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of, or delivery of consideration for, shares of Company Capital Stock pursuant to the Offer or preventing consummation of the Merger or any of the other transactions contemplated by the Agreement shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Offer or the Merger or any of the other transactions contemplated by the Agreement that makes the acquisition of, or delivery of consideration for, shares of Company Capital Stock pursuant to the Offer, or the consummation of the Merger or any of the other transactions contemplated by the Agreement, illegal;

                  (j) there shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (i) challenging or seeking to restrain or prohibit the acquisition of, or delivery of consideration for, shares of Company Capital Stock pursuant to the Offer or the consummation of the Merger or any of the other transactions contemplated by the Agreement; (ii) relating to the Offer, the Merger or any of the other transactions contemplated by the Agreement and seeking to obtain from Parent or the Company any damages or other relief that may be material to Parent or the Company; (iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (iv) that could materially and adversely affect the right of Parent or the Company to own the assets or operate the business of the Company; or
         (v) seeking to compel the Company, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Offer, the Merger or any of the other transactions contemplated by the Agreement;

                  (k) there shall not be any pending Legal Proceeding (other than that certain Legal Proceeding captioned M&B Weiss Family Limited Partnership of 1996 vs. Joseph M. Davie, et al., Civil Action No. 20303-NC, in the Court of Chancery of the State of Delaware) or any threatened Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a Material Adverse Effect or a material adverse effect on Parent: (i) challenging or seeking to restrain or prohibit the acquisition of or delivery of consideration for, shares of Company Capital Stock pursuant to the Offer or the consummation of the Merger or any of the other transactions contemplated by the Agreement; (ii) relating to the Offer, the Merger or any of the other transactions contemplated by the Agreement and seeking to obtain from Parent or the Company any damages or other relief that may be material to Parent or the Company; (iii) seeking to prohibit or limit in any material respect Parent's ability to vote,


                                       2.

         receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; (iv) that would materially and adversely affect the right of Parent or the Company to own the assets or operate the business of the Company; or (v) seeking to compel the Company, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Offer, the Merger or any of the other transactions contemplated by the Agreement;

                  (l) since the date of the Agreement, there shall not have been a material adverse development in any Legal Proceeding pending against the Company or any of its directors or any material adverse expansion in the claims or causes of action included in such Legal Proceeding;

                  (m) no Person or "group" (as defined in the Exchange Act and the rules thereunder) of Persons shall have acquired or agreed to acquire directly or indirectly beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the Company;

                  (n) no Triggering Event shall have occurred; and

                  (o) the Agreement shall not have been terminated.

The foregoing conditions are for the sole benefit of Parent and Acquisition Sub and may be waived by Parent and Acquisition Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Acquisition Sub.



                                       3.